UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 6, 2009

Commission File No. 333-140685

World Series of Golf, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Nevada	87-0719383
(State or Other Jurisdiction	(I.R.S. Employer Identification No.)
of Incorporation or Organization)

10161 Park Run Drive, Suite 150
Las Vegas, Nevada 89145
(Address of Principal Executive Offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 5 – CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

      Effective as of October 6, 2009, our board of directors (the “Board”) appointed Mr. John Daly as our Vice President of Broadcast Operations.

The biographical information of Mr. Daly required by this Item is set forth below.

John Daly, 53, was appointed our Vice President of Broadcast Operations on October 6, 2009. In this capacity Mr. Daly will oversee our company’s television and internet productions while serving as our on-camera host and narrator. Mr. Daly has over thirty years of experience as a television host, news anchor and journalist. Mr. Daly is currently the producer and the host of the John Daly Golf Show, a golfing blog and website, positions he has held since April 2009. Mr. Daly served as the Vice President of business development for Southern Nevada for BNY Mellon Wealth Management, a firm specializing in estate planning and investment management, from December 2007 until February 2009. Mr. Daly was the host of Real TV, an all video news magazine show, from July 2006 until August 2000. Mr. Daly also served as the host of the House Detective, a nationally televised home inspection show on the HGTV cable channel, from March 2000 until December 2003. Mr. Daly was the main news anchor and newsroom managing editor for KTNV-TV 13 in Las Vegas, Nevada from June 1990 until August 1996. Mr. Daly holds a Bachelor of Arts degree in English from Providence College and has completed graduate coursework in journalism at Columbia University.

John Daly Employment Agreement

     On October 6, 2009, we entered into an employment agreement (the “Daly Agreement”) with John Daly, pursuant to which Mr. Daly will serve as our Vice President of Broadcast Operations for a term beginning on October 6, 2009 (the “Effective Date”) and ending at any time upon termination by either party.

     Pursuant to the Daly Agreement, Mr. Daly will be entitled to annual base compensation of $180,000, with any increase in base compensation to be set by the Board from time to time as determined by the Board. Mr. Daly’s base salary shall accrue monthly, on the first business day of each calendar month, beginning on the Effective Date and payment of all or any portion of base salary shall be deferred by the Company until consummation of our sale of 10% convertible secured promissory notes, convertible into shares of our common stock, par value $0.001 per share, for aggregate proceeds of at least five million dollars ($5,000,000). Mr. Daly is also eligible to receive a target annual bonus of $50,000, with the actual amount to be determined by the Board or the Compensation Committee thereof should one be created.

      Pursuant to the Daly Agreement, we granted Mr. Daly options to purchase up to 500,000 shares of common stock, par value $0.001 per share, of our company at an exercise price of $0.02 per share. The options vest monthly in equal installments over a thirty-six (36) month period, beginning the first month after the Effective Date, and expire ten (10) years after the grant date. The grant was made pursuant to the standard form of grant agreement under our 2009 Equity Incentive Plan.

     In the event that Mr. Daly’s employment is terminated without cause or Mr. Daly chooses to terminate his employment for good reason, (i) all unvested options granted to Mr. Daly pursuant to the Daly Agreement shall terminate and any then-vested options shall remain vested and exercisable in accordance with the grant agreement, and (ii) Mr. Daly will receive an amount equal to six (6) months of his specified base salary at the rate in effect on the date of termination. In the event that Mr. Daly’s employment is terminated due to death or disability (i) vesting of the options shall cease on the date of termination and any then unvested options shall terminate, however the then-vested options shall remain vested and exercisable in accordance with the grant agreement, and (ii) Mr. Daly will receive an amount equal to six (6) months of his specified base salary at the rate in effect on the date of termination. In the event that Mr. Daly’s employment is terminated for cause or Mr. Daly chooses to terminate his employment other than for good reason, vesting of the options shall cease on the date of termination and any then unvested options shall terminate, however the then-vested options shall remain vested and exercisable in accordance with the grant agreement.

     If Mr. Daly’s employment is terminated within one year of the change in control, and such termination is without cause or if Mr. Daly resigns for good reason, (i) Mr. Daly shall receive an amount equal to six (6) months of his specified base salary at the rate in effect on the date of termination, and (ii) Mr. Daly shall receive incentive cash compensation in an amount equal to 50% of his specified base salary at the rate in effect on the date of termination. In the event of a change in control of our company, all unvested stock options granted to Mr. Daly shall immediately vest and shall remain exercisable as specified in the option grant agreement, subject to our right to direct the sale of shares in connection with a change of control.

     Regardless of the nature of his separation from the company, Mr. Daly will also receive salary, a pro-rated amount of incentive cash compensation for the fiscal year in which the termination occurs, pay for accrued but unused paid time off, and reimbursement of expenses through the date of termination.

     In general, Mr. Daly has agreed not to (i) compete with our company for a period of six (6) months following the end of the employment term, (ii) solicit partners, vendors or employees of our company for a period of one (1) year following the end of the employment term, or (iii) solicit or accept business from any client of our company, including former clients that were clients within the last year prior to Mr. Daly’s termination, for a period of one (1) year following the end of the employment term, unless such employment is terminated by us without cause or by Mr. Daly for good reason.

     The foregoing summary is qualified in its entirety by reference to the text of the Daly Agreement, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01.	Financial Statements and Exhibits.

     (d) Exhibits.      The following exhibits are furnished herewith:

Exhibit No.	Document

10.1	Employment Agreement, effective as of October 6, 2009, by and between World Series of Golf, Inc. and John Daly.

99.1	Press Release of World Series of Golf, Inc. dated October 7, 2009.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WORLD SERIES OF GOLF, INC. (Registrant)

By:	/s/ Joseph F. Martinez
Joseph F. Martinez
Chief Executive Officer

Dated: October 7, 2009

EXHIBIT INDEX

Exhibit No.	Document

10.1	Employment Agreement, effective as of October 6, 2009, by and between World Series of Golf, Inc. and John Daly.

99.1	Press Release of World Series of Golf, Inc. dated October 7, 2009.